Registration No. 333-123114

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
POST-EFFECTIVE AMENDMENT NO. 1
TO
FORM S-3
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

NAVISITE, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	52-2137343 (I.R.S. Employer Identification No.)
400 Minuteman Road
Andover, Massachusetts 01810
(978) 682-8300
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

James W. Pluntze
Chief Financial Officer
NaviSite, Inc.
400 Minuteman Road
Andover, Massachusetts 01810
(978) 682-8300
(Name, address, including zip code, and telephone number, including area code, of agent for service)

With Copies to:
Thomas B. Rosedale, Esq.
BRL Law Group LLC
425 Boylston Street, 3rd Flr.
Boston, Massachusetts 02116
Tel: (617) 399-6931
Fax: (617) 399-6930
     Approximate date of commencement of proposed sale to the public: This post-effective amendment deregisters those securities that remain unsold hereunder as of the effective date hereof.
     If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☐
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐
     If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
     Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☑

DEREGISTRATION OF UNSOLD SECURITIES
     This Post-Effective Amendment No. 1 to Form S-3 relates to the Registration Statement on Form S-3 (File No. 333-123114), filed with the Securities and Exchange Commission on March 3, 2005 (the “Registration Statement”) by NaviSite, Inc., a Delaware corporation (the “Registrant”). The Registration Statement registered the sale of up to 521,880 shares of Registrant common stock, par value $0.01. The Registrant is filing this Post-Effective Amendment No.1 to the Registration Statement to deregister unsold securities of the Registrant.
     On April 21, 2011, pursuant to the terms of an Agreement and Plan of Merger, dated as of February 1, 2011 (the “Merger Agreement”), by and among Time Warner Cable Inc. (“TWC”), Avatar Merger Sub Inc., a wholly-owned subsidiary of TWC (“Merger Sub”), and the Registrant, TWC completed its acquisition of the Registrant via the merger of Merger Sub with and into the Registrant, with the Registrant continuing as the surviving company in the merger and becoming a wholly owned subsidiary of TWC (the “Merger”). As a result of the Merger, the Registrant has terminated all offerings of securities pursuant to its existing registration statements under the Securities Act of 1933, as amended, including the Registration Statement. In accordance with an undertaking made by the Registrant to remove from registration, by means of a post-effective amendment, any securities registered under the Registration Statement that remain unsold at the termination of the offering, the Registrant hereby removes from registration all securities registered under the Registration Statement that remain unsold as of the effective time of the Merger.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Andover, Commonwealth of Massachusetts, on April 29, 2011.

NAVISITE, INC.
By:	/s/ James W. Pluntze
	Name:	James W. Pluntze
	Title:	Chief Financial Officer

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities indicated on April 29, 2011.

Signature	Title

/s/ R. Brooks Borcherding	President and Chief Executive Officer
R. Brooks Borcherding	(Principal Executive Officer)

/s/ James W. Pluntze	Chief Financial Officer
James W. Pluntze	(Principal Financial and Accounting Officer)

/s/ Satish Adige	Director
Satish Adige

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